Exhibit 99.1

MediaMind to Present at Upcoming Conferences

New York, January 31, 2011 – MediaMind Technologies Inc. (NASDAQ: MDMD), the leading independent provider of integrated digital advertising solutions, today announced that Gal Trifon, President and Chief Executive Officer, and Sarit Firon, Chief Financial Officer, will present and participate at the Stifel Nicolaus Annual Technology, Communications & Internet Conference at The Fairmont Hotel in San Francisco, California at 11 a.m. ET (8:00 a.m. PT) on February 9, 2011.  Mr. Trifon will also present at Deutsche Bank’s 2011 Small and Mid Cap Conference at the Ritz-Carlton in Naples, Florida at 2 p.m. ET (11 a.m. PT) on February 15, 2011.

The presentations will be webcast and can be accessed on the investor relations portion of MediaMind's website, at http://ir.mediamind.com.

For more information on MediaMind, visit http://www.MediaMind.com

About MediaMind

MediaMind is a leading global provider of digital advertising campaign management solutions to advertising agencies and advertisers. MediaMind provides media and creative agencies, advertisers and publishers with an integrated platform to manage campaigns across digital media channels and a variety of formats, including rich media, in-stream video, display and search. Headquartered in New York, MediaMind delivered during 2009 campaigns for approximately 7,000 brand advertisers, servicing approximately 3,350 media agencies and creative agencies across approximately 5,150 global web publishers in 55 countries throughout North America, South America, Europe, Asia Pacific, Africa and the Middle East.

Investor Contacts:
Brinlea Johnson
Jonathan Schaffer
212.551.1453
ir@mediamind.com

Media Contact:
Alex Wellins
415.217.5861
ir@mediamind.com